UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
1-3375	South Carolina Electric & Gas Company (a South Carolina corporation)	57-0248695
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately provided by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual registrant is furnished by such registrant on its own behalf. South Carolina Electric & Gas Company makes no representation as to information relating to SCANA Corporation or its subsidiaries (other than South Carolina Electric & Gas Company and its consolidated affiliates).

Item 8.01 Other Events

SCANA Corporation (SCANA) and South Carolina Electric & Gas Company (SCE&G) are filing this report on Form 8-K to update investors on several recent developments relating to the company.

As described in SCANA and SCE&G's combined Form 10-Q filing for the quarterly period ended June 30, 2018, on September 26, 2017, and in reliance on an opinion from the South Carolina Office of Attorney General stating, among other things, that “as applied, portions of the Base Load Review Act ("BLRA") are constitutionally suspect,” including the abandonment provisions thereof, the Office of Regulatory Staff (“ORS”) filed a Request for Rate Relief (“Request”) seeking an order from the Public Service Commission of South Carolina (“SCPSC”) directing SCE&G to immediately suspend all revised rates collections from customers which were previously approved by the SCPSC pursuant to the authority of the BLRA. In the Request, the ORS noted the existence of an allegation that SCE&G failed to disclose information to the ORS, which the ORS believes should have been disclosed, that would have appeared to provide a basis for challenging prior requests, and asserted that SCE&G should not be allowed to continue to benefit from nondisclosure. The ORS also asked for an order that, if the BLRA is found to be unconstitutional or the South Carolina General Assembly amends or revokes the BLRA, then SCE&G should make credits to future bills or refunds to customers for prior revised rates collections.

On December 20, 2017, the SCPSC denied a motion by SCE&G to dismiss the Request and the SCPSC requested that the ORS carry out an inspection, audit and examination of SCE&G's revenue requirements to assist the SCPSC in determining whether SCE&G's present schedule of rates is fair and reasonable. As required by a joint resolution of the South Carolina General Assembly which became law on July 2, 2018 (“S.954”), the SCPSC has scheduled a hearing on the joint application and petition of SCE&G and Dominion Energy, Inc. (“Joint Applicants”), filed with the SCPSC on January 12, 2018, in connection with the proposed merger of SCANA with Dominion Energy, Inc. (“Joint Petition”), and two other dockets related to the abandoned new nuclear construction project ("Nuclear Project"), namely the Request by the ORS and a June 2017 complaint filed by the Friends of the Earth and the Sierra Club, to begin November 1, 2018.

In preparation for these proceedings, SCE&G has responded to various discovery requests by the ORS since late 2017. In addition to producing voluminous documents in connection with such on-going discovery activities, there has been a recent discovery dispute between SCE&G and the ORS concerning the production of certain documents requested by the ORS which SCE&G contends are protected from discovery under claims of attorney-client privilege or confidential attorney work product. On August 8, 2018, the ORS filed a motion with the SCPSC to compel the Joint Applicants to produce certain previously-requested documents that SCE&G listed on a privilege log submitted to the ORS, or to require these documents to be submitted to and reviewed by the SCPSC in camera to determine whether any of the withheld documents (or portions thereof) are subject to a claim of privilege, and to impose sanctions on the Joint Applicants for failing to comply with a previous document production order. In its motion, the ORS requests that (1) the SCPSC draw adverse inferences and/or findings in connection with the above-described proceedings, to the effect that SCE&G engaged in a deliberate scheme to conceal information from the ORS and the SCPSC and that SCE&G should not be allowed to seek cost recovery for any Nuclear Project costs incurred after at least October 22, 2015, which are estimated to be approximately $1.5 billion, and (2) the SCPSC impose a monetary sanction on the Joint Applicants for the fees and costs that ORS has incurred in connection with its motion. SCE&G does not believe that the ORS motion, or the relief and/or sanctions sought thereby, has any merit and intends to vigorously contest it, but cannot give any assurance as to the timing or outcome of this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

Date: August 14, 2018	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller